UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13305	75-1971716

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 684-3727
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On March 31, 2009, the Compensation Committee of the Board of Directors of Parallel Petroleum Corporation, or the “Company”, finalized its assessment of the Company’s performance under its Annual Incentive Plan, or “AIP”. Based upon the AIP, the following cash bonuses for 2008 calendar year performance were awarded to each named executive officer as follows:

		Cash
		Award
Name	Position	Amount

Larry C. Oldham	President and Chief Executive Officer	$149,940

Donald E. Tiffin	Chief Operating Officer	$119,340

Steven D. Foster	Chief Financial Officer	$76,500

Eric A. Bayley	Vice President of Corporate Engineering	$58,140

John S. Rutherford	Vice President of Land and Administration	$58,140
As permitted by the AIP, the Compensation Committee reduced each executive’s calculated award amount by 10%, resulting in the cash award amounts shown above.
For a more detailed description of the Company’s AIP, see the description set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2008, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION
By:	/s/ Larry C. Oldham
Larry C. Oldham, President
and Chief Executive Officer
Dated: April 6, 2009